AGREEMENT

         This Agreement is executed effective July 31, 1998 between MICHAEL CRONIN, a resident of Florida ("Employee"), and JRECK SUBS GROUP, INC., a Colorado corporation ("Employer"), who agree as follows:

         1. Hiring. Employer hereby hires Employee as, and Employee hereby agrees to act as, Chief Financial Officer.

         2. Duties. Employee shall faithfully and diligently perform the duties normally performed by a Chief Operating Officer on a full-time basis, devoting Employee's entire productive time, ability and attention to such duties, except that Employee may continue to pursue the excluded activities described on Exhibit A ("Excluded Activities"), so long as the pursuit of such the Excluded Activities does not interfere with Employee's performance of his duties under this Agreement.

         3. Term. The term of this Agreement shall commence on the date of this Agreement, and, unless terminated earlier as set forth below, shall expire on July 30, 2001 (the "Termination Date").

         4. Termination. At any time that Good Cause (as defined below) exists or has arisen, Employer may, at its election, terminate this Agreement by so notifying Employee in writing (the "Good Cause Notice"). From and after the date of this Agreement, Employer or Employee may terminate this Agreement by so notifying the other in writing (the "Termination Notice"), for any reason whatsoever or for no reason. Upon the earlier of the Termination Date, immediately after the giving of the Good Cause Notice, or 30 days after the giving of the Termination Notice, (a) this Agreement shall be deemed terminated,
(b) neither Employee nor Employer shall have any further rights or obligations under this Agreement (except with respect to Employee's obligations under the Paragraphs in this Agreement entitled "Confidentiality," and "Competition, " and except with respect to Employer's obligations under the Paragraph in this Agreement entitled "Termination Obligations," which obligations shall survive any such termination), (c) Employee shall return to Employer all property belonging to Employer, including without limitation all Confidential Material (as defined below), promotional material, advertising information, samples, price lists and similar items, and (d) Employer shall have no obligation to make any further payments to Employee, except for amounts earned pursuant to this Agreement by Employee prior to such termination and except for Employer's obligations under the Paragraph in this Agreement entitled Termination Obligations. For purposes of this Agreement, "Good Cause" shall mean the existence or occurrence of any of the following:

                  4.1. If Employee is convicted of a felony, commits theft, larceny, embezzlement, fraud, any acts of dishonesty, illegality, moral turpitude or gross mismanagement in connection with the execution of his duties for Employer, as determined in good faith by an 80% majority of the entire board of directors of Employer.

                  4.2.  The death of Employee.

                  4.3. If Employee becomes materially disabled to such an extent that Employee is precluded from performing the duties set forth in this Agreement for a period of 90 consecutive days, or 120 days in the aggregate during any one-year period.

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         5.  Compensation/Benefits.  Employee's  total  compensation  under this
Agreement shall be $125,000.00 per year, subject to annual salary increases consistent with other executives of Employer, payable on a monthly basis in accordance with and at the same times as Employer's ordinary payroll procedures ("Base Salary"). Employee shall also be entitled to all benefits generally available to other employees of Employer.

         6. Stock Options. Upon the execution of this Agreement, Employee shall purchase 500,000 shares (the "Shares") of Employer's common stock at a price of $1.375 per share. The purchase price for the Shares shall be paid in the form of the promissory note (the "Note") attached as Exhibit B. At any time within three years after the date of this Agreement, Employee shall have the right to require Employer to repurchase the Shares in consideration of the cancellation of the Note.

         7. Termination Obligations. If this Agreement is terminated prior to the Termination Date, Employee will be entitled to the following termination benefits:

                  7.1. If this Agreement is terminated by Employer due to Employee's death or disability as described in Paragraph 4.3 after giving Employee the Good Cause Notice, then Employee shall receive a severance benefit of six (6) months Base Salary (the "Severance Payments"), less any amounts payable to Employee under any applicable disability insurance maintained by Employer for the benefit of Employee. The Severance Payments will be payable in equal consecutive monthly installments commencing with the first of the month following the effective date of the Good Cause Notice. Employee will also receive all other benefits generally available to other employees of Employer during such time as Employee receives the Severance Payments. Notwithstanding the foregoing, Employee shall not be entitled to any benefits under this paragraph if Employee accepts any position of employment or consulting at any time within six (6) months after the effective date of such Good Cause Notice. Any such benefits previously paid to Employee shall be immediately due and owing to Employer.

                  7.2. If this Agreement is terminated by Employer after giving Employee the Termination Notice, Employer shall continue to pay Employee his Base Salary until the earlier of such time that Employee finds new employment or twelve (12) months after the date of such Termination Notice.

         8. Confidentiality. Employee hereby acknowledges that Employer has made (or may make) available to Employee certain customer lists, product design information, performance standards and other confidential and/or proprietary information of Employer or licensed to Employer, including without limitation trade secrets and copyrighted materials (collectively, the "Confidential Material"). Except as essential to Employee's obligations under this Agreement, neither Employee nor any agent, employee, officer, or independent contractor of or retained by Employee shall make any disclosure of this Agreement, the terms of this Agreement, or any of the Confidential Material. Except as essential to Employee's obligations under this Agreement, neither Employee nor any agent, employee, officer, or independent contractor of or retained by Employee shall make any duplication or other copy of any of the Confidential Material. Immediately upon request from Employer, Employee shall return to Employer all Confidential Material. Employee shall notify each person to whom any disclosure is made that such disclosure is made in confidence, that the Confidential Material shall be kept in confidence by such person, and that such person shall be bound by the provisions of this Paragraph.

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

         9. Competition. During the term of this Agreement, Employee shall not own an interest in, operate or participate in, or be connected as an officer, director, employee, agent, independent contractor, partner, shareholder or principal of any business entity or person producing, designing, providing, soliciting orders for, selling, distributing, or marketing products, goods, equipment and/or services which compete with Employer's products, goods, equipment and/or services.

         10. Injunctive Relief. Each of Employer and Employee hereby acknowledge
(a) the unique nature of the provisions set forth in the Paragraphs of this Agreement entitled "Confidentiality," and "Competition," (b) that Employer will suffer irreparable harm if Employee breaches any of such provisions, and (c) that monetary damages will be inadequate to compensate Employer for such breach. Therefore, if Employee breaches any of such provisions, then Employer shall be entitled to injunctive relief (in addition to any other remedies at law or equity) to enforce such provisions.

         11. Survival. The representations, warranties and covenants of the parties in this Agreement shall survive any termination of this Agreement.

         12. Governing Law. This Agreement is governed by and construed in accordance with the laws of the State of Florida, irrespective of Florida's choice-of-law principles.

         13. Further Assurances. Each party to this Agreement shall execute and deliver all instruments and documents and take all actions as may be reasonably required or appropriate to carry out the purposes of this Agreement.

         14. Venue and Jurisdiction. All actions and proceedings arising in connection with this Agreement must be tried and litigated exclusively in the State and Federal courts located in the county of Employer's business, which courts have personal jurisdiction and venue over each of the parties to this Agreement for the purpose of adjudicating all matters arising out of or related to this Agreement. Each party authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices set forth in this Agreement.

         15. Counterparts and Exhibits. This Agreement may be executed in counterparts, each of which is deemed an original and all of which together constitute one document. All exhibits attached to and referenced in this Agreement are incorporated into this Agreement.

         16. Time of Essence. Time and strict and punctual performance are of the essence with respect to each provision of this Agreement.

         17. Attorney's Fees. The prevailing party(ies) in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding ("Proceeding") relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party(ies) all costs, expenses, and actual attorney's fees (including expert witness and other consultants' fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award

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resulting  from the  Proceeding.  All such  judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorney's fees.

         18. Modification. This Agreement may be modified only by a contract in writing executed by the party to this Agreement against whom enforcement of the modification is sought.

         19. Indemnification. Employee hereby indemnifies Employer against all Claims (as defined below) and all costs, expenses and attorneys' fees incurred in the defense of any such Claims or any action or proceeding brought on any such Claims. For purposes of this Paragraph, "Claims" shall mean all liabilities, damages, costs, expenses, attorneys' fees and claims, arising from any activity, work or thing done, permitted or suffered by Employee or by any agent, employee, officer, or independent contractor of or retained by Employee in connection with the Excluded Activities. If any action or proceeding is brought against Employer by reason of any such Claims, Employee upon notice from Employer shall defend such action or proceeding at Employee's sole cost by counsel reasonably satisfactory to Employer.

         20. Headings. The paragraph headings in this Agreement: (a) are included only for convenience, (b) do not in any manner modify or limit any of the provisions of this Agreement, and (c) may not be used in the interpretation of this Agreement.

         21. Prior Understandings. This Agreement and all documents specifically referred to and executed in connection with this Agreement: (a) contain the entire and final agreement of the parties to this Agreement with respect to the subject matter of this Agreement, and (b) supersede all negotiations, stipulations, understandings, agreements, representations and warranties, if any, with respect to such subject matter, which precede or accompany the execution of this Agreement.

         22. Partial Invalidity. Each provision of this Agreement is valid and enforceable to the fullest extent permitted by law. If any provision of this Agreement (or the application of such provision to any person or circumstance) is or becomes invalid or unenforceable, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, are not affected by such invalidity or unenforceability unless such provision or the application of such provision is essential to this Agreement.

         23. Successors-in-Interest and Assigns. Employee may not voluntarily or by operation of law assign, hypothecate, delegate or otherwise transfer or encumber all or any part of its rights, duties or other interests in this Agreement without the prior written consent of Employer, which consent may be withheld in Employer's sole and absolute discretion. Any such transfer in violation of this paragraph is void. Subject to the foregoing and any other restrictions on transferability contained in this Agreement, this Agreement is binding upon and inures to the benefit of the successors-in-interest and assigns of each party to this Agreement, including without limitation any person that acquires a controlling interest in Employer.

         24. Notices. Each notice and other communication required or permitted to be given under this Agreement ("Notice") must be in writing. Notice is duly given to another party upon: (a) hand delivery to the other party, (b) receipt by the other party when sent by facsimile to the address and number for such party set forth below (provided, however, that the Notice is not effective unless a duplicate copy of the facsimile Notice is promptly given by one of the

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

other methods permitted under this paragraph), (c) three business days after the Notice has been deposited with the United States postal service as first class certified mail, return receipt requested, postage prepaid, and addressed to the party as set forth below, or (d) the next business day after the Notice has been deposited with a reputable overnight delivery service, postage prepaid, addressed to the party as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery-service-provider.

To:               Michael Cronin
                  12 Blandford Lane
                  Fairport, NY  14450
                  (716) 385-0002

To:               JRECK SUBS GROUP, INC.
                  2101 West State Road 434
                  Suite 100
                  Longwood, FL  32779
                  (407) 682-5522

Each party shall make a reasonable, good faith effort to ensure that it will accept or receive Notices to it that are given in accordance with this paragraph. A party may change its address for purposes of this paragraph by giving the other party(ies) written notice of a new address in the manner set forth above.

         25. Waiver. Any waiver of a default or provision under this Agreement must be in writing. No such waiver constitutes a waiver of any other default or provision concerning the same or any other provision of this Agreement. No delay or omission by a party in the exercise of any of its rights or remedies constitutes a waiver of (or otherwise impairs) such right or remedy. A consent to or approval of an act does not waive or render unnecessary the consent to or approval of any other or subsequent act.

         26. Drafting Ambiguities. Each party to this Agreement has reviewed and revised this Agreement and has had the opportunity to have such party's legal counsel review and revise this Agreement. The rule of construction that ambiguities are to be resolved against the drafting party or in favor of the party receiving a particular benefit under an agreement may not be employed in the interpretation of this Agreement or any amendment to this Agreement.

       27. ARBITRATION OF DISPUTES. ANY CONTROVERSY OR CLAIM RELATING TO THIS AGREEMENT SHALL BE SETTLED IN ORLANDO, FLORIDA BY ARBITRATION IN ACCORDANCE WITH THE NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES OF THE AMERICAN
ARBITRATION ASSOCIATION, AND JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE ARBITRATOR(S) SHALL NOT HAVE THE AUTHORITY TO AWARD PUNITIVE DAMAGES AGAINST ANY PARTY(IES) TO THIS AGREEMENT.

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THIS AGREEMENT DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY FLORIDA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE

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

DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.


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


WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THIS AGREEMENT TO NEUTRAL ARBITRATION.

      Employer's Initials: ________       Employee's Initials: __________




                                            -------------------------------
                                            MICHAEL CRONIN

                             JRECK SUBS GROUP, INC.,
                             a Colorado corporation


                         By:____________________________
                         Christopher Swartz, President/
                             Chief Executive Officer



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


                                    Exhibit A



                               EXCLUDED ACTIVITIES


1. Corporate clients:

         a.

         b.

         c.

2.  Professional Group:


3.  Mortgage Brokerage Firm:





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                                    Exhibit B



                                 PROMISSORY NOTE











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